EXHIBIT 10.7
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                   CONSOLIDATED RAIL CORPORATION


        ANNUAL PERFORMANCE ACHIEVEMENT REWARD PLAN FOR 1994


                           FOR OFFICERS

     1.   Definitions
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           When  used  in this document, the following terms  shall
     have the meanings set forth below:


          Board means the Board of Directors of Conrail.
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          Conrail means the Consolidated Rail Corporation.
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          Operating Ratio means the percentage determined by
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    dividing  (a)  operating expenses by (b) revenues, as shown on
     Conrail's consolidated financial statements.

          Participant means an officer of Conrail who participates
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     in the Plan in accordance with Section 3.

          Plan means the Consolidated Rail Corporation Annual
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     Performance Achievement Reward Plan for 1994, as set forth in this document and as may be amended from time to time.

          Salary means the salary earned by a Participant in 1994
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     from employment with Conrail.  For purposes of this Plan,
     Salary shall include salary in the form of lump sum 1993 Selective Salary Increase payments received either in 1993 or 1994, salary earned pursuant to any holiday, vacation, or sick leave policy of Conrail, salary deferred pursuant to the Consolidated Rail Corporation Matched Savings Plan, and salary contributed pursuant to the Consolidated Rail Corporation Flexible Benefits Plan. Except as otherwise provided in the preceding sentence, Salary shall not include any amount payable pursuant to receipt of a Spot Award or a 1994 Selective Cash Award or to an employee benefit or incentive compensation plan.

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     2.   Introduction
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           The  Board has approved the implementation of this Plan.
     The Board expects that the Plan will provide an incentive for enhanced individual and corporate performance and aid Conrail in attracting and retaining capable employees.

     3.   Eligibility
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           Each  officer of Conrail, who is employed during 1994,
     shall participate in the Plan.

     4.   Prerequisite for Award
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          Anything in this Plan to the contrary notwithstanding, no
     award shall be payable under the Plan in the event actual operating income for 1994, as shown on Conrail's consolidated financial statements, is less than $520 million.

     5.   Amount of Award
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           (a)   Under the Plan, a Participant may earn an award
     equal to a percentage (or percentages) of his/her Salary.
     This award may consist of two parts, the Annual Performance Achievement Reward ("APAR") and the Annual Performance Achievement Reward Plus ("APAR Plus"). The percentage(s) shall depend upon the position held by the Participant and the performance of Conrail, measured by the relationship of (i) the Operating Ratio for 1994, as certified by Conrail's chief financial officer, after taking into account any amounts payable pursuant to the Plan that are not taken into account in the Operating Ratio goal set by the Board (or its delegate) for purposes of the Plan, to (ii) the Operating Ratio goal set by the Board (or its delegate) for purposes of the Plan. The percentage(s) shall be determined in accordance with one of three schedules. Conrail shall furnish each Participant with a copy of the schedule(s) of awards applicable to him/her.
           (b) A Participant's award shall be pro-rated, as provided in Section 8, in the event he/she participates in the Plan for less than all of 1994 or moves into a position cov-ered under a different schedule of awards. The Participant's award shall equal the sum of the partial awards computed by multiplying (i) the Salary earned by the Participant while covered under a schedule of awards, by (ii) the percentage of Salary determined in accordance with such schedule.
           (c) Anything to the contrary in this Section 5 not withstanding, a Participant's award may be reduced by up to 50 percent by Conrail's Chairman, President and Chief Executive Officer (or his delegate(s)) on the basis of individual or group performance.

     6.   Election to Defer Awards
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            (a)   Each Participant shall be entitled to elect
     irrevocably to defer, for a period of one, two, three, four, or five years, all or a portion of any APAR award payable to him/her pursuant to this Plan. The minimum deferral permitted is 10 percent and a deferral may be made in any percentage above this minimum. A Participant who so elects shall receive

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     his/her APAR award in the form of whole shares of Conrail Inc.
     restricted common stock, which shares shall be forfeited (except as otherwise provided in the Plan) in the event the Participant terminates employment with Conrail during the ap-plicable periods of deferral, as described in Section 7, and prior to the receipt of a certificate(s) for the shares. Such elections must be made no later than July 31, 1994, on forms provided by Conrail's Assistant Vice President-Compensation and Benefits for this purpose.
          (b) A Participant who elects to receive an APAR award in Conrail Inc. common stock shall be granted shares of such stock equal in value to the amount of his/her deferred award (the "Deferred Shares"), plus additional shares of such stock equal in value to 10 percent (10%) of his/her deferred award times the period of deferral selected, up to a maximum of
     fifty  percent  (50%)  (the "Bonus Shares").   The  number  of
     shares so awarded shall be determined as of the date the non-deferred portions of awards are or would have been paid.
           (c)  Deferred Shares and Bonus Shares shall be issued as
     restricted   shares   pursuant  to   the   Consolidated   Rail
     Corporation 1991 Long-Term Incentive Plan. Each such share shall entitle the Participant to the same dividend and voting rights as one share of Conrail Inc. common stock.
           (d) The APAR Plus award shall not be eligible for deferral.

     7.   Time and Form of Payments
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           (a)   In  the  case of a Participant  who  has  made  an
     election to defer, the certificates for the Participant's Deferred Shares and for the Participant's Bonus Shares, shall be paid or delivered to him/her, as soon as practicable after expiration of the deferral period chosen by the Participant. Any portion of an APAR award not deferred by a Participant shall be paid to him/her in cash during the first quarter of 1995.
           (b) In the case of a Participant who has made no election to defer, the Participant's award shall be paid to him/her in cash in a single installment during the first quarter of 1995.

     8.   Special Payment Rules
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           Anything in this Plan to the contrary notwithstanding, a
     Participant who is dismissed for cause prior to receipt of any portion of his/her award shall forfeit such portion of the
     award.   A  Participant who resigns from Conrail  during  1994
     shall receive a prorated portion of his/her APAR and APAR Plus
     awards.   The amount of the prorated award shall be determined
     by applying a fraction to the Participant's salary determined up until his/her date of termination. The numerator of this fraction is the number of days of the year until the termination occurred and the denominator is 365, the number of days in the year. A Participant who resigns from Conrail after December 31, 1994, but before the date in the first quarter of 1995 on which payments are made under the Plan, shall receive a full APAR and APAR Plus award. If the Participant has elected to defer his/her award, such election is void and the prorated or full award will be paid in cash in
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     the  first quarter of 1995.  If the Participant resigns during the deferral period the Participant forfeits both the Deferred and Bonus Shares.

           If a Participant who has elected to defer all or a portion of his/her APAR award in the form of Deferred and
     Bonus Shares retires with the right to an immediate pension under the Supplemental Pension Plan of Consolidated Rail Corpo-ration (the "Pension Plan") prior to receipt of any such shares, the restriction on such shares shall be lifted and the Participant shall receive all of the Deferred Shares
     representing the Participant's  deferred  APAR  award.   The
     matching or Bonus Shares shall be prorated on the basis of a fraction, the denominator of which shall be the number of days from the date of the award through the end of the elected deferral period and the numerator shall be the number of days from the date of the award through the last day of employment. This proration factor shall be multiplied by the number of Bonus Shares and the resulting number of Bonus Shares shall be distributed to the Participant. The balance of the Bonus Shares shall be forfeited on the last day of the Participant's employment.

          If during 1994, a Participant goes on a leave of absence, becomes disabled or dies, such Participant's award shall be prorated in the first quarter of 1995 on the basis of a fraction applied to the Participant's salary, the numerator of which is the number of days of the year until the event occurred and the denominator of which is 365, the number of days in the year. The amount of the award shall be paid in cash.

           A Participant who goes on a leave of absence after the end of 1994, but before payments under the Plan are made shall receive a full APAR and APAR Plus award. If the Participant has elected to defer his or her APAR award, the election is void and the APAR award is payable in cash. A Participant who becomes disabled or dies after the end of 1994, but before payments under the Plan are made shall receive a full APAR and APAR Plus award. If the Participant has elected to defer his/her APAR award, such award will be paid in cash to the Participant or his/her beneficiary(ies) or estate.

           If, after the APAR award is made in the first quarter of 1995, a Participant becomes disabled or dies, his/her Deferred and Bonus Shares shall be distributed in full to him/her or to his/her beneficiary(ies) or estate. If after the APAR award is made in the first quarter of 1995 a Participant goes on a leave of absence, his/her Deferred and Bonus shares shall be retained in the Plan and distributed at the end of the deferral period selected by the Participant.
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     9.   Withholding for Taxes
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           Payments pursuant to this Plan shall be reduced by
     amounts sufficient to satisfy any Federal, state, and/or local tax withholding requirements. With respect to payments in the form of stock, an amount of stock shall be withheld from the award that is sufficient to enable Conrail to satisfy any Federal, state, and/or local tax withholding requirements.

     10.  Designation of Beneficiary
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          A Participant may designate a beneficiary(ies) to receive
     any payment pursuant to the Plan that has not been made prior
     to the Participant's death.   Such designation must be
     submitted to Conrail's Assistant Vice President-Compensation and Benefits, on a form provided for this purpose. Such form is available upon request from the Administrator-APAR/APAR Plus, 18-B 2001 Market Street, Philadelphia, PA 19101-1418. In the absence of such a designation, a Participant's most recent designation of beneficiary(ies) pursuant to a prior annual performance achievement reward plan maintained by Conrail shall be treated as his/her designation for purposes of this Plan.


     11.  Duration, Amendment, and Termination of Plan
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           The Plan shall take effect on January 1, 1994. Conrail,
     by action of the Board, may amend or terminate the Plan at any
     time.   In addition, Conrail's Chairman, President and  Chief
     Executive Officer may amend the eligibility requirements and/or the schedules of awards under the Plan, in connection with a re-assessment of positions or changes in organization or staffing. The Plan shall terminate automatically as of January 1, 1995, unless terminated earlier by Conrail; provided, however, that such termination shall not preclude the subsequent payment of awards earned under the Plan.

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